                                                                   EXHIBIT 10.AA

                INLAND STEEL INDUSTRIES THRIFT PLAN ESOP TRUST
                ----------------------------------------------
           (As Amended and Restated Effective as of January 1, 1998)

     THIS AGREEMENT made and entered into this 1st day of January, 1998, by and among Inland Steel Industries, Inc., a Delaware corporation ("Inland" or the "Company"), LaSalle National Bank, a national banking association, as Trustee (the "ESOP Trustee"); and any Affiliates (as defined in paragraph I-2) of the Company that are or hereafter become parties hereto in accordance with the provisions of paragraph I-2 (which Affiliates and the Company are sometimes referred to below collectively as the "Employers" and individually as an "Employer");

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, the Company has maintained the Inland Steel Industries Thrift Plan (the "Inland Plan") for the benefit of its eligible employees and those of any its Affiliates which, with its consent, adopts the Inland Plan, which plan is described in section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, since 1989, has included, as a separate part thereof, a component which is intended to qualify as an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code (the "ESOP");

     WHEREAS, the ESOP was and is designed to invest primarily in shares of convertible preferred stock of Inland $1.00 par value, issued pursuant to the Certificate of Designations, Preferences and Rights of Series E ESOP Convertible Preferred Stock of the Company (the "Convertible Preferred Stock") and common stock of the Company, $1.00 par value (the "Common Stock") into which Convertible Preferred Stock may be converted or which the ESOP Trustee may otherwise acquire, both of which qualify as "employer securities" within the meaning of Code Section 409(1) and "qualifying employer securities" within the meaning of Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (which Common Stock and Convertible Preferred Stock will be referred to as "Company Stock");

     WHEREAS, by agreement dated July 1, 1989, the Company entered into a Trust Agreement (the "ESOP Trust Agreement") with Harris Trust and Savings Bank which established a trust (the "ESOP Trust") which forms a part of the Inland Plan and holds shares of Company Stock acquired with the proceeds of one or more exempt loans (within the meaning of section 4975 (d)(3) of the Code and section 408(b)(3) of ERISA (an "ESOP Loan"), and the portion of the assets of the Inland Plan which are invested from time to time in the Inland Steel Industries Stock Fund;

     WHEREAS, effective July 1, 1996, the Company appointed LaSalle National Bank as successor trustee of the ESOP Trust, LaSalle National Bank accepted such appointment, and the ESOP Trust Agreement was amended by the First Amendment thereof; and

     WHEREAS, effective January 1, 1998, a portion of the Inland Plan was transferred (within the meaning of section 414(1) of the Code) to a new plan established by Ryerson Tull, Inc. ("Ryerson Tull"), an Affiliate of the Company, which plan is known as the "Ryerson Tull Savings Plan" (the "RT Plan"), and it is intended that the portion of the assets of the RT Plan consisting of ESOP accounts transferred from the Inland Plan and amounts that, immediately prior to such transfer, were invested in the Inland Steel Industries Stock Fund, shall continue to be held and invested under this ESOP Trust, subject to the terms and conditions of this ESOP Trust Agreement;

     NOW, THEREFORE, pursuant to the amending authority reserved to the Company by the provisions of paragraph VII-I of the ESOP Trust Agreement, IT IS AGREED, by and among the parties hereto, that the ESOP Trust Agreement is amended, entirely restated and continued, effective as of the day first above written (the "Effective Date"), by substituting therefore this Trust Agreement, and that the ESOP Trust hereby evidenced shall, on and after the Effective Date, implement and form a part of the Inland Plan and the RT Plan and each other plan qualified under section 401 (a) of the Code of which this ESOP Trust may hereafter be designated to form a part (which plans are sometimes referred to below collectively as the "Plans" and individually as a "Plan").

     IT IS FURTHER AGREED as follows:

                                   ARTICLE I
                                   ---------

                               Name and Parties
                               ----------------

     I-1. Name. This Trust Agreement and ESOP Trust hereby evidenced shall continue to be known as the "Inland Steel Industries Thrift Plan ESOP Trust."

     I-2. Parties. On the Effective Date, the parties to this ESOP Trust Agreement are the ESOP Trustee, the Company, Ryerson Tull, and the Affiliates of the Company that have heretofore adopted the Inland Plan with the Company's consent and, thereby, have automatically become a party to this ESOP Trust Agreement. Any other Affiliate that hereafter adopts the Inland Plan with the Company's consent shall automatically become a party to this Trust Agreement by providing to the ESOP Trustee a certified copy of the documents by which such adoption and consent are evidenced. With the consent of the Company, this ESOP Trust may become a funding medium for a portion of the assets of any other defined contribution plan or plans that are maintained by an Affiliate and are intended to be qualified under section 401(a) of the Code, and such Affiliate shall become a party hereto by filing with the Company and the ESOP Trustee a certified copy of the resolutions of the Board of Directors of the Affiliate and the Company, respectively, authorizing such action. The term "Affiliate" means any corporation, trade or business during any period that it is, together with the Company, a member of a controlled group of corporations, or a group of trades or businesses under common control within the meaning of section 414(b) or (c) of the Code, respectively, and any other corporation, trade or business during any period designated by Company.

     I-3. Company as Agent of Employers. Each Employer, other than the Company, who is or shall become a party to this Trust Agreement, hereby irrevocably gives and grants to the Company full and exclusive power and authority to exercise all of the powers conferred upon it by the terms of this Agreement and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this agreement, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the ESOP Trust Fund, and each such Employer, by becoming a party to this Trust Agreement, irrevocably appoints the Company as its Agent for such purposes. The ESOP Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the ESOP Trustee shall deal solely with the Company as if the ESOP Trustee and the Company were the only parties to this Agreement.

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                                  ARTICLE II
                                  ----------

                         Management and Control of the
                             Plan and Trust Assets
                          ---------------------------

     II-1. Establishment of Trust. The Employers have established with the ESOP Trustee this ESOP Trust for the purpose of receiving and holding all assets contributed or transferred in connection with or pursuant to the ESOP Fund or the Inland Steel Industries Stock Fund (each as described in paragraph II-3), and all increments thereto, proceeds thereof, and the income and other investment gains therefrom for the benefit of their respective eligible employees. It is specifically understood by the parties hereto that the ESOP Trustee's appointment and duties hereunder are, and in all events shall be, construed as limited to serving with respect only to this ESOP Trust and the assets held hereunder.

     II-2. Plan Administration. Each Plan will be administered as provided therein, and the ESOP Trustee shall not be responsible for the administration of any Plan or any other duties except as provided in this Trust Agreement. The Committee acting under the terms of each Plan (the "Committee"), or the Plan Administrator appointed by the relevant Committee (the "Plan Administrator"), shall be responsible for administration of each Plan.

     II-3. The ESOP Trust. The ESOP Trust Fund as at any date shall consist of all property of every kind then held by the ESOP Trustee. The ESOP Trustee shall hold the ESOP Trust Fund as a commingled fund or commingled funds in which each Plan shall be deemed to have a proportionate interest in each fund in which it participates as more fully set forth below.

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     (a)  The ESOP Trust shall consist of the ESOP Fund, a fund to be invested primarily in Convertible Preferred Stock (and Common Stock, whether issued upon the conversion of Convertible Preferred Stock or otherwise acquired by the Trustee for the ESOP Fund), and the Inland Steel Industries Stock Fund, a fund to be invested in Common Stock.

     (b) Separate "Subaccounts" shall be established and maintained with respect to each Plan, which Subaccounts shall reflect the interest of each Plan in the ESOP Trust Fund and its respective interest in each of the ESOP Fund and the Inland Steel Industries Stock Fund. The Committee acting under the Inland Plan (the "Inland Plan Committee") shall designate that portion of the ESOP Trust Fund which is attributable to each Plan participating herein as of the Effective Date. Thereafter, contributions to and payments from the ESOP Trust Fund with respect to each Plan shall be credited or debited to the appropriate Plan Subaccount, and each Subaccount shall be debited and credited with a proportionate share of the investment gains and losses and the income and expenses of the ESOP Fund and the Inland Steel Industries Stock Fund in which it participates. Each Plan Subaccount shall be charged with Trust Fund expenses in accordance with provisions of Article IV.

     (c) Company Stock held in the ESOP Fund shall be valued in accordance with the requirements of Treasury Regulation Section 54.4975-11(d)(5). If such Company Stock is not readily tradeable on an established securities market (within the meaning of Code Sections 401(a)(28)(C) and 409(1)(1)), then any valuation of such Company Stock shall be based upon an appraisal, which need not be made more frequently than annually by an independent appraiser which satisfies the requirements of Code Section 401(a)(28)(C).

     (d) The ESOP Fund shall contain individual ESOP Accounts reflecting the interest of each participant in each Plan ("Participant") in the ESOP Fund ("Individual ESOP Account"). The ESOP Fund shall also contain, solely with respect to the Inland Plan, an ESOP Suspense Account to which shares of Company Stock purchased with the proceeds of an ESOP Loan are credited until released upon the payments of such ESOP Loan ("ESOP Suspense Account"), and an ESOP Holding Account to which shares of Company Stock released from the ESOP Suspense Account are credited until they are subsequently allocated to the Participants' Individual ESOP Accounts ("ESOP Holding Account") under the Inland Plan. The Inland Steel Industries Stock Fund shall contain individual accounts reflecting the interest of each Participant in the Inland Steel Industries Stock Fund

               (referred to collectively with the Individual ESOP Accounts as "Accounts").

                                  ARTICLE III
                                  -----------

                             Powers and Duties of
                                 ESOP Trustee
                             --------------------

     III-1. Powers and Duties of ESOP Trustee As Directed. Pursuant to directions provided by the Committee acting under the Inland Plan (the "Inland Plan Committee"), the ESOP Trustee shall have the following powers, rights, and duties with respect to the ESOP Trust in addition to those provided elsewhere in this Trust Agreement or by law:

          (a) To receive, hold and apply all contributions paid to it under each Plan; provided, however, that the ESOP Trustee shall have no duty to require any contributions to be made to it or to determine that the contributions received by it comply with the provisions of that Plan.

          (b) To acquire and hold qualifying employer securities and qualifying employer real property, as such investments are defined in ERISA
               Section 407(d) and Code Section 4975(e)(8).

          (c) To accept, with its reasonable consent, from any trustee acting under any other trust agreement evidencing a trust forming a part of any Plan such assets as the Inland Plan Committee may direct in writing.

          (d) Notwithstanding any other provisions of this Trust Agreement, to invest in and withdraw from any "common trust fund" designated by the Inland

          Plan Committee, which is established and maintained in accordance with Code Section 584, such portion of the ESOP Trust as the Inland Plan Committee shall direct.

     (e) Subject to the provisions of paragraphs III-4 and III-5, to acquire, hold, manage, operate, sell, contract to sell, grant options with respect to, convey, exchange, transfer, abandon, lease, manage, and otherwise deal with respect to assets of the ESOP Trust.

     (f) Subject to the provisions of paragraph III-6, to borrow from anyone such amount or amounts of money as the Inland Plan Committee shall consider necessary to carry out the purpose of this ESOP Trust and for that purpose to mortgage or pledge all or any part of the ESOP Trust (other than that portion invested in common trust funds pursuant to subparagraph III-1(d)), as directed by the Inland Plan Committee.

     (g) To retain in cash any portion of the ESOP Trust deemed appropriate by the Inland Plan Committee and to invest such cash in accordance with paragraph III-3, including any deposit, security, or obligation of the banking department of the bank acting as ESOP Trustee.

     (h) To make payments from the ESOP Trust, as directed by the Inland Plan Committee, which directions are proper on their face, without inquiring as to whether a payee is entitled to the payment or as to whether a payment is proper and without obligation to search for or ascertain the whereabouts of any payee or distributee of benefits from the ESOP Trust.

     (i) To compromise, contest, arbitrate, settle, or abandon claims and demands in favor of or against the ESOP Trust.

     (j) To begin, maintain, defend, compromise, or settle any litigation or administrative proceedings or other actions in connection with the ESOP Trust.

     (k) Subject to the provisions of paragraph III-5, to have all rights of an individual owner, including the power to give proxies, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, recapitalization, or liquidations, and (subject to the applicable provisions of the Plans with respect to the conversion of Convertible Preferred Stock) to exercise or sell stock subscriptions or conversion rights.

     (l) To retain any funds or property subject to any dispute or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction.

     III-2. Discretionary Powers and Duties of Trustee. The ESOP Trustee is authorized and empowered in its sole discretion:

     (a) To establish accounts in the commercial department of LaSalle National Bank and in such other banks and financial institutions for the payment of benefits or other amounts under each Plan.

     (b) To hold securities or other property in the name of the ESOP Trustee or its nominee or nominees, or in such other form as it determines best, with or without disclosing the trust relationship, provided the records of the ESOP Trustee shall indicate the actual ownership of such securities or other property.

     (c)  To deposit securities with a clearing corporation as defined in
          Article 8 of the Illinois Uniform Commercial Code; to hold the certificates representing securities, including those in bearer form, in bulk form with and to merge such certificates into certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached; and to utilize a book-entry system for the transfer or pledge of securities held by the ESOP Trustee or by a clearing corporation, provided that the records of the ESOP Trustee shall indicate the actual ownership of the securities and other property of the ESOP Trust.

     (d) To participate in and use the Federal Book-entry Account System, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

     (e) To furnish to the Company an annual written account for the period ending each December 31 and accounts for such other periods as may be required by any Employer or Committee for the relevant Plan within thirty (30) days of the close of any such period, showing the net worth of the relevant Plan's interest in the ESOP Trust at the end of the period, all investments, receipts, disbursements, and other transactions made by the ESOP Trustee during the accounting period, and such other information as the ESOP Trustee may possess which any Employer requires in order to comply with the reporting requirements of the Code or ERISA, and any such account shall be conclusive on all persons unless an exception thereto is filed with the ESOP Trustee within sixty (60) days of the receipt of the account; to keep and maintain records necessary to comply with the requirements of this subparagraph and with the requirements of any applicable law including the valuation requirements set forth in subparagraph II-3(c); and to permit the Employers and the Committee for each Plan, and such persons as either may designate, access during reasonable business hours to all accounts and records maintained by the ESOP Trustee in connection with the administration of the ESOP Trust, for purposes of inspection and audit. If, during the term of this Trust Agreement, the United States Department of Labor issues regulations under ERISA regarding the valuation of securities or other assets for purposes of the reports required by ERISA, the ESOP Trustee shall comply with such regulations for purposes of the accounts described by this subparagraph.

     (f) To pay any estate, inheritance, income, or other tax, charge, or assessment required by law to be withheld from any benefit, and to require before making any payment such release or other document from any taxing authority and such indemnity from the intended payee as the ESOP Trustee shall deem necessary for its protection.

     (g) To employ such agents, financial advisers, attorneys, actuaries, accountants and other experts (including any such person who may be retained by any Employer, the Committee for any Plan, or any Plan) as are reasonably necessary in managing and protecting the ESOP Trust.

     (h) Notwithstanding subparagraph III-1, to begin, maintain, defend, compromise, or settle any litigation, or administrative proceedings or other actions in connection with the ESOP Trust.

     III-3. Short-Term Investments. Notwithstanding any other provision of this Trust Agreement, the Inland Plan Committee may, but need not, direct the ESOP Trustee to aggregate cash balances held by it for any Plan from time to time and to invest such cash balances in short-term cash equivalents in accordance with investment guidelines provided by the Inland Plan Committee. It is expressly agreed that any Short-Term Investments may be purchased by the ESOP Trustee, notwithstanding that an affiliate of the ESOP Trustee has underwritten, privately placed or made a market for, any such Short-Term Investments, or may in the future underwrite, privately place or make a market in any such Short-Term Investments.

     III-4. Exercise of Duties of Trustee. Subject to the provisions of Article V, the ESOP Trustee shall discharge its duties hereunder solely in the interest of participants, their beneficiaries, and other persons entitled to benefits under each Plan, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

     III-5. Voting or Tendering Company Stock. Each Participant (or, in the event of his death, his beneficiary) is, for purposes of this paragraph III-5, hereby designated a "named fiduciary," within the meaning of ERISA Section 403(a)(1), with respect to the shares of Company Stock allocated to his Accounts in the ESOP Fund and the Inland Steel Industries Stock Fund and with respect to his "proportionate share" (as determined in subparagraphs (a) and (b) below) of shares of Company Stock held in the ESOP Suspense Account and the ESOP Holding Account and, for purposes of voting rights, shares of Company Stock held in the Accounts of Participants for which the ESOP Trustee has not received voting instructions ("non-voted Company Stock").

          (a) Voting Rights. Each Participant (or beneficiary) shall have the right to instruct the ESOP Trustee in writing as to the manner in which to cast the votes attributable to all shares of Company Stock (of whatever class) allocated to his Accounts in the ESOP Fund and Inland Steel Industries

           Stock Fund. Each Participant (or beneficiary) shall also be deemed to have instructed the ESOP Trustee to vote, in accordance with his vote on shares of Company Stock allocated to his Accounts in the ESOP Fund and Inland Steel Industries Stock Fund, his "proportionate share" (as determined in the last sentence of this subparagraph III-5(a)) of the votes attributable to all shares of non-voted Company Stock (of whatever class) and all shares of Company Stock (of whatever class) held in the ESOP Suspense Account and ESOP Holding Account. The Company shall use its best efforts to timely distribute or cause to be distributed to each Participant (or beneficiary) the information distributed to stockholders of the Company in connection with any such stockholders' meeting, together with a form requesting confidential instructions to the ESOP Trustee on how such votes attributable to shares of Company Stock shall be cast on each such matter. Upon timely receipt of such instructions, the ESOP Trustee shall, on each such matter, to the extent consistent with the ESOP Trustee's fiduciary obligations under ERISA, cast as directed the appropriate number of votes attributable to shares (including fractional shares) of Company Stock. The instructions received by the ESOP Trustee from individual Participants (or beneficiaries) shall be held by the ESOP Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Company or any Employer; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the ESOP Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not an Employer or any employee, officer or director thereof, and (ii) agrees not to divulge such directions to any other person, including employees, officers and directors of an Employer. The "proportionate share" of any individual of the votes attributable to all shares of non-voted Company Stock and all shares of Company Stock held in the ESOP Suspense Account and the ESOP Holding Account shall be a fraction, the numerator of which shall be the number of votes attributable to shares of Company Stock which are held in such individual's Accounts for which he provides instructions to the ESOP Trustee and the denominator of which shall be the number of votes attributable to all shares of Company Stock held in the Inland Steel Industries Stock Fund and the ESOP Fund for which instructions are provided to the ESOP Trustee.

     (b) Rights on Tender or Exchange Offer. Each Participant (or beneficiary) shall have the right to instruct the ESOP Trustee in writing as to the manner in which to tender all shares of Company Stock (of whatever class) allocated to his Accounts in the ESOP Fund and the Inland Steel Industries Stock Fund. Each Participant (or beneficiary) shall also be deemed to have instructed the ESOP Trustee as to the manner in which to respond to a tender or exchange offer, in accordance with his instructions given or deemed to have been given with respect to shares of Company Stock allocated to his Accounts in the ESOP Fund and the Inland Steel Industries Stock Fund, with respect to his "proportionate share" (as determined in the last sentence of this subparagraph III-5(b)) of all shares of Company Stock (of whatever class) held in the ESOP Suspense Account and the ESOP Holding Account. The Company shall use its best efforts to timely distribute or cause to be distributed to each such Participant (or beneficiary) the information distributed to stockholders of the Company in connection with any such tender or exchange offer, together with a form requesting confidential instructions to the ESOP Trustee on how to respond to such tender or exchange offer on behalf of the Participant (or beneficiary). Upon timely receipt of such instructions, the ESOP Trustee shall, to the extent consistent with the ESOP Trustee's fiduciary obligations under ERISA, respond to such tender or exchange offer as instructed with respect to such shares of Company Stock. If, and to the extent that, the ESOP Trustee shall not have received timely instructions from any individual given a right to instruct the ESOP Trustee with respect to certain shares by the first sentence of this subparagraph III-5(b), such individual shall be deemed to have timely instructed the ESOP

          Trustee not to tender or exchange such shares of Company Stock. The instructions received by the ESOP Trustee from individual Participants (or beneficiaries) shall be held by the ESOP Trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of an Employer; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be relayed by the ESOP Trustee to a recordkeeper, auditor or other person providing services to the Plan if such person (i) is not an Employer or any employee, officer or director thereof, and (ii) agrees not to divulge such instructions to any other person, including employees, officers and directors of an Employer. The "proportionate share" of any individual of all shares of Company Stock held in the ESOP Suspense Account and the ESOP Holding Account shall be a fraction, the numerator of which shall be the number of votes attributable to shares of Company Stock which are held in such individual's Accounts and the denominator of which shall be the number of votes attributable to all shares of Company Stock held in the Inland Steel Industries Stock Fund and the ESOP Fund (other than in the ESOP Suspense Account and the ESOP Holding Account).

     III-6. Loans to the ESOP Trust with Respect to the Inland Plan. It is specifically contemplated that the ESOP component of the Inland Plan will continue to operate pursuant to a leveraged employee stock ownership plan, that the ESOP Trustee shall, pursuant to directions from the Company consented to by the ESOP Trustee, incur indebtedness for the purpose of acquiring Company Stock for the Inland Plan, and that the purchase of Company Stock with the proceeds of such indebtedness shall be pursuant to directions from the Company consented to by the ESOP Trustee. Any refinancing of indebtedness incurred for the purpose of acquiring Company Stock for the Inland Plan shall be at the direction of the Company. Such ESOP Loan shall meet all of the requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participants and their beneficiaries of the Inland Plan. The proceeds of such ESOP Loan shall be used, within a reasonable time after the ESOP Loan is obtained, only to purchase Company Stock or to repay such ESOP Loan or a prior ESOP Loan. Unless otherwise directed by the Company or the Inland Plan Committee, the ESOP Trustee shall use dividends on any Company Stock in the Inland Plan acquired with the proceeds of an ESOP Loan to make payments of principal or interest on such ESOP Loan. Such ESOP Loan shall provide for no more than a reasonable rate of interest. The period to maturity under the ESOP Loan must be definitely determinable at all times. The ESOP Loan may not be payable at the demand of any person, except in the case of a default. The only assets of the ESOP Trust that may be given as collateral for the ESOP Loan are shares of Company Stock under the Inland Plan acquired with the proceeds of the ESOP Loan and shares of Company Stock under the Inland Plan that were used as collateral on prior ESOP loans repaid with the proceeds of the current ESOP Loan (and shares of Common Stock into which such shares may be converted). Only Company Stock held in unallocated status in the ESOP Suspense Account under the Inland Plan may be collateral for an ESOP Loan. At the direction of the Inland Plan Committee, shares of Company Stock shall be released from the ESOP Suspense Account under the Inland Plan to the ESOP Holding Account under the Inland Plan and then allocated to Participants' Individual ESOP Accounts under the Inland Plan at an annual rate which, in accordance with the terms of the Inland Plan, is geared to the rate of total repayment (principal plus interest) of the ESOP Loan or the rate of principal repayment of the ESOP Loan, provided that in either case all applicable requirements of the applicable regulations shall be satisfied. No person entitled to payment under an ESOP Loan shall be entitled to payment from the ESOP Trust other than from collateral for the ESOP Loan, Employer contributions made under the Inland Plan for the purpose of satisfying the ESOP Loan obligation, earnings (including dividends) attributable to such collateral and such Employer contributions, and such other assets, if any, as to which recourse may be permitted under Code Section 4975. Payments of principal and interest on any such ESOP Loan shall be made by the ESOP Trustee (as directed by the Inland Plan Committee) only in accordance with the provisions of the Inland Plan. In the event of a default under the ESOP Loan, the value of ESOP Trust assets transferred to the lender shall not exceed the amount of the default, provided further that if the lender is a "party in interest," within the meaning of ERISA Section 3(14), a transfer of assets upon default shall be made only if, and to the extent of, the failure to meet the ESOP Loan's payment schedule. The ESOP Trustee shall make such determinations as are necessary to ensure that the purchase price of Company Stock acquired with the proceeds of such ESOP Loan is not in excess of "adequate consideration" (as defined in ERISA Section 3(18)).

                                   ARTICLE IV
                                   ----------

                     Compensation, Expenses, and Indemnity
                     -------------------------------------

     IV-1. Compensation. Unless paid by an Employer, the ESOP Trustee's reasonable compensation, as may be agreed upon from time to time by the ESOP Trustee and the Company, shall be paid from the assets of the ESOP Trust.

     IV-2. Expenses. Unless paid by an Employer, the ESOP Trustee's reasonable and properly documented costs, charges, and expenses incurred in connection with the administration, management, investment, and protection of the ESOP Trust shall be paid from the ESOP Trust. In addition, the Trustee is authorized to pay from the Trust Fund, at the direction of the Inland Plan Committee, all reasonable investment advisor fees, legal fees, accounting fees, and other reasonable administrative costs and expenses of a Plan and the ESOP Trust, including expenses of Plan and Trust administration incurred by the Employers, to the extent that they are not paid directly by the Employers. To the extent that any of the foregoing fees and expenses are paid directly by an Employer, the ESOP Trustee shall reimburse the Employer from the ESOP Trust Fund to the extent directed by the Inland Plan Committee. Any payment made pursuant to this paragraph IV-2 shall be charged against the ESOP Trust Fund generally, except that expenses which are directly attributable to one or more Plans shall be charged to the applicable Plan Subaccount, and expenses which are not properly chargeable proportionately between the ESOP Fund and the Inland Steel Industries Stock Fund shall be charged to the applicable fund in such proportions as the Inland Plan Committee shall designate in writing.

     IV-3. Taxes. Unless paid by an Employer, all taxes and assessments imposed on the ESOP Trust or any asset or income thereof shall be paid by the ESOP Trustee from the ESOP Trust, provided, however, that the Company or the Inland Plan Committee shall have the right to direct the ESOP Trustee to contest any such tax or assessment imposed on the ESOP Trust or any asset or income thereof.

     IV-4. Indemnity. Each Employer shall indemnify the ESOP Trustee and hold it harmless from any liability or expense (including reasonable attorneys' fees) arising out of any matter relating to the ESOP Trustee's duties and activities pursuant to this Trust Agreement for the relevant Plan as to which the ESOP Trustee has not been grossly negligent or acted in bad faith or engaged in willful misconduct. This Indemnity shall survive this Trust Agreement; provided, however, that any matter for which the ESOP Trustee may be indemnified must occur prior to the time when the provisions of this Trust Agreement are no longer in effect pursuant to Paragraph VII-3.

                                      ARTICLE V
                                      ---------

                               No Reversion to Company
                               -----------------------

     V-1. Exclusive Benefit of Participants. No part of the corpus or income of the ESOP Trust shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plans.

     V-2. Return of Contributions in Certain Cases. Notwithstanding paragraph V-1, and subject to the availability of such amounts in the ESOP Trust:

     (a) Employer contributions under a Plan for any plan year are conditioned upon qualification of the Plan under Code Section 401(a) (and in the case of an ESOP component, Code Section 4975(e)(7)) and, if the Plan does not so qualify, the ESOP Trustee shall, upon written request of the Employer, return to the Employer the amount of any contributions, reduced by the amount of any losses thereon, as soon as possible, but, in any event, within one calendar year after the date that initial qualification of that Plan is denied;

     (b) each Employer's contributions under a Plan are conditioned upon the deductibility of such contributions under Code Section 404, and, in the event any such deduction is disallowed, the ESOP Trustee shall, upon written request of that Employer, return to the Employer the amount of the contribution (to the extent disallowed), reduced by the amount of any losses thereon, as soon as possible, but, in any event, within one year after the date the deduction is disallowed; and

     (c) if a contribution or any portion thereof is made to a Plan by an Employer by a mistake of fact, the ESOP Trustee shall, upon written request of the Employer, return to the Employer the amount of such contributions, reduced by the amount of any losses thereon, as soon as possible, but, in any event, within one year after the date of payment to the ESOP Trustee.

                                  ARTICLE VI
                                  ----------

                            Change of ESOP Trustee
                            ----------------------

     VI-1. Resignation. The ESOP Trustee may resign at any time by giving at least sixty (60) days' advance written notice to the Company and the Committee (with a copy to the Committee acting under each other Plan), which notice may be waived by the written consent of the Company and the Inland Plan Committee.

     VI-2. Removal of ESOP Trustee and Appointment of Successor ESOP Trustee. The Company, by action of the Inland Plan Committee may remove the ESOP Trustee by giving sixty (60) days' advance written notice to the ESOP Trustee, which notice may be waived by the written consent of the ESOP Trustee, subject to providing the ESOP Trustee with satisfactory written evidence of the appointment of a successor trustee and of the successor trustee's acceptance of the trusteeship.

     VI-3. Duties of Resigning or Removed ESOP Trustee. If the ESOP Trustee resigns or is removed, it shall promptly transfer and deliver the assets of the ESOP Trust to the successor trustee, after reserving such reasonable amount as it shall deem necessary to provide for its reasonable fees and expenses and any reasonable sums chargeable against the ESOP Trust for which it may be liable. Within one hundred (100) days of the effective date of removal or resignation, the resigning or removed ESOP Trustee shall furnish to the Company, the Committees, and the successor trustee an account of its administration of the ESOP Trust from the date of its last annual account. Any such account shall be conclusive on all persons unless an exception thereto is filed with the ESOP Trustee within sixty (60) days of the receipt of the account. Any successor ESOP trustee shall succeed to all the right, title and estate vested in its predecessor without the signing of any further documents, but any resigning or removed ESOP Trustee shall execute all documents and do all acts necessary to vest title of record in the ESOP Trust in any successor trustee. Each successor ESOP Trustee shall have all the powers, rights and duties conferred on it by this Trust Agreement as if originally named ESOP Trustee.

                                  ARTICLE VII
                                  -----------

                           Amendment and Termination
                           -------------------------

     VII-1. Amendment. The Company reserves the right to amend this Trust Agreement at any time, by action of the Inland Plan Committee, except that no amendment shall change the rights, duties, and liabilities of the ESOP Trustee without its consent. No amendment shall be effective or bind the ESOP Trustee until delivered to the ESOP Trustee in writing.

     VII-2. Termination. This Agreement and the ESOP Trust hereby evidenced may be terminated by the Company at any time upon written notice delivered to the ESOP Trustee; provided that all provisions of the ESOP Trust nevertheless shall continue in effect until the assets of the ESOP Trust have been transferred to another trustee appointed by the Inland Plan Committee or have been distributed or applied by the ESOP Trustee in accordance with the provisions of the Plans and applicable law, as directed by the Inland Plan Committee. Unless sooner terminated, the Agreement created hereunder shall terminate when there are no funds remaining in the hands of the ESOP Trustee hereunder.

     VII-3. Termination of Employer's Participation in Plan. If a Plan, as applied to any Employer or all Employers, is terminated, all of the provisions of the ESOP Trust evidenced by this Trust Agreement nevertheless shall continue in effect until the assets of that Plan held pursuant to the ESOP Trust which are allocable to the employees and former employees of that Employer or all Employers, as the case may be, have been distributed or applied by the ESOP Trustee in accordance with the provisions of the applicable Plan or Plans, as directed by the applicable Committee.

     VII-4. Withdrawal from Trust by Employer. Each Employer shall have the right to withdraw as a party to the Trust at any time with respect to one or more of its Plans upon furnishing written notice to the Inland Plan Committee, the ESOP Trustee, and the Company of its determination to withdraw from the ESOP Trust with respect to such Plan or Plans. In the event of withdrawal of any such Employer with respect to such Plan or Plans or in the event of its election to terminate or to fund separately the benefits provided under any of its own Plans, the Company shall cause a valuation to be made of the share of the ESOP Trust Fund which is held for the benefit of persons having an interest therein under such Plan attributable to such Employer. The ESOP Trustee shall thereupon segregate and dispose of such share in accordance with written directions from the Company. Withdrawal from a Plan and the ESOP Trust by an Employer shall not affect the continued operation of any Plan and Trust with respect to the Company and other Employers.

     VII-5. Disqualification of Plan. If any adopting Employer receives notice that a Plan is no longer qualified under the provisions of Section 401 of the Internal Revenue Code or the corresponding provisions of any future Federal Revenue Act, the Company shall immediately cause a valuation to be made of the share of the ESOP Trust Fund which is held for the benefits of the persons having an interest therein under such Plan. The ESOP Trustee shall thereupon segregate, withdraw from the ESOP Trust Fund, and dispose of such share in accordance with the written direction of the Inland Plan Committee. The Inland Plan Committee may direct the ESOP Trustee to dispose of such share to itself, as trustee of a separate trust, the terms and conditions of which shall be substantially identical with those of this ESOP Trust, except that the Company, the ESOP Trustee and such Employer, if any, shall be the only parties thereto.

     VII-6. Trustee Reserves. If the Agreement is terminated for any reason, the ESOP Trustee may reserve from the ESOP Trust Fund such reasonable amounts as it deems necessary to provide for payment of any expenses or taxes which it reasonably believes to be then or thereafter chargeable against the ESOP Trust Fund.

     VII-7. Continuation of Powers. From the date of the termination of the Trust Agreement until the final distribution of the Trust Fund, the ESOP Trustee shall continue to have all the powers provided under the Trust Agreement that are necessary and expedient for the orderly liquidation and distribution of the ESOP Trust Fund.

                                 ARTICLE VIII
                                 ------------

                                 Miscellaneous
                                 -------------

     VIII-1. Notice. Any notice to any Employer or any Committee, required or permitted under this Trust Agreement shall be made in accordance with the latest instructions of the Secretary of the Company or the Plan Administrator of the relevant Plan given to the ESOP Trustee for that purpose. Any notice to the ESOP Trustee required or permitted under this Trust Agreement shall be made in accordance with the latest instructions of the ESOP Trustee given to the Secretary of the Company or the Plan Administrator of the relevant Plan.

     VIII-2. Waiver of Notice. Any notice required under this Trust Agreement may be waived in writing by the person entitled thereto. No such waiver shall be construed as being a general waiver to the matters concerned except if so specifically stated.

     VIII-3. Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     VIII-4. Governing Laws. This Trust Agreement shall be construed and administered in accordance with the internal substantive laws (and not any conflict of law provisions) of the State of Illinois, to the extent that such laws are not preempted by ERISA or other laws of the United States of America.

     VIII-5. Successors. The provisions of this Trust Agreement shall be binding on the ESOP Trustee, each of the Employers, the Committees, and their respective successors, and on the participants, their beneficiaries, all other persons entitled to benefits under the Plans, and their respective heirs and legal representatives.

     VIII-6. Successors to Employer. If, with the consent of the Company, a successor to any Employer or a purchaser of all or substantially all of an Employer's assets elects to continue the Plan, such successor or purchaser shall be substituted for that Employer under this Trust Agreement.

     VIII-7. Article and Paragraph Headings. The article and paragraph titles of this Trust Agreement are inserted for convenience of reference. They constitute no part of this Trust Agreement and are not to be considered in the construction hereof.

     VIII-8. Gender and Number. Where the context admits, words in any gender shall include any other gender; words in the singular shall include the plural; and words in the plural shall include the singular.

     VIII-9. Evidence. Evidence required of anyone under this Trust Agreement may be presented by the proper party by certificate, affidavits, document, or other instrument which the person acting in reliance thereon considers pertinent and reliable. All requisitions, orders, requests, and instructions of a Committee shall be in writing signed by a chairman elected by the Committee or a majority of the Committee. All actions required to be taken by an Employer shall be in writing signed by an officer or other employee of the Employer designated by the Board of Directors of the Employer. The Secretary of the Company shall certify to the Trustee the person or persons who are, from time to time the members of each Committee and the Board of Directors of each Employer and shall provide the ESOP Trustee with a specimen signature of each such designee. The ESOP Trustee may rely on the latest certificate without further inquiry or verification.

     VIII-10. Qualification of ESOP Trust and Plan. Until it is advised to the contrary, the ESOP Trustee may assume that the Plan is qualified under Code
Section 401(a) (and, in the case of the ESOP component, Code Section 4975(e)(7)) and that the ESOP Trust is entitled to exemption from federal income tax under Code Section 501(a) and implements and forms a part of the Plan.

     VIII-11. Severability. In case any provision of this Trust Agreement is held invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining provisions of this Trust Agreement, and this instrument shall be construed and enforced as if such invalid or illegal provisions had never been incorporated herein.

     VIII-12. Notice to Participants. Except as otherwise agreed, for notices required by ERISA, upon request in writing from the ESOP Trustee, and upon the Company's consent which shall not be unreasonably withheld, the Company shall use its best efforts to mail or


                         [Text continued on next page]
otherwise deliver to Plan Participants or beneficiaries copies of such form of communications or materials as may be provided to the Company from the ESOP Trustee from time to time.

     IN WITNESS WHEREOF, the Company and the ESOP Trustee have caused this Trust Agreement to be signed by their duly authorized officers the day and year first above written.